SBL LOGO
           SECURITY BENEFIT LIFE
           INSURANCE COMPANY
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          A MEMBER OF THE SECURITY                   ONE SECURITY BENEFIT PLACE
          BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                     (785) 438-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE
                  SBG Advisor 403(b) Variable Annuity TSA & IRA (the "Contract")

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization  Agreement,  as applicable  (hereinafter called the  "Agreement"),  with  Security  Benefit  Life  Insurance  Company and
Security Distributors,  Inc. (hereinafter jointly called "SBL"), and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and Contract.  Commissions to a Marketing Organization are
equal  to  a  percentage   of  each  Purchase   Payment   written  by  Marketing
Organization, as follows:

1.   UP FRONT COMMISSIONS: The rate of commissions paid on each Purchase Payment made with respect to each particular  Contract is based on the issue age of the Owner (or of the  Annuitant if the  Contract is owned by a  non-natural person) as set forth in the tables below.  You may select one of Commission
     Options A through D as shown in the table below at the time of  application for each Contract. IF NO SELECTION IS MADE ON THE APPLICATION, SBL WILL PAY
     YOU  PURSUANT  TO  OPTION B. You may  select a  different  option  for each
     Contract  but may not  change the Option in effect  after the  Contract  is issued.

                         ---------------------- ----------------------
 COMMISSION OPTION            OPTION A               OPTION B
                         ----------------------- ---------------------
                         ---------- ----------- ---------- -----------
  OWNER ISSUE AGE         0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- -----------
                           6.50%      2.50%       5.00%      0.00%
                         ---------- ----------- ---------- -----------

 COMMISSION OPTION       ---------------------- ----------------------
                              OPTION C               OPTION D
                         ---------------------- ----------------------
  OWNER ISSUE AGE        ---------- ----------- ---------- -----------
                          0 - 80      81 - 90    0 - 80      81 - 90
                           ONLY                   ONLY
                         ---------- ----------- ---------- -----------
                           2.50%      0.00%*      0.00%      0.00%*
                         ---------- ----------- ---------- -----------

o        No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract.

1A.  COMMISSION   CHARGEBACK:   No   chargebacks   are   applicable  to  partial
     withdrawals, full surrenders or death claims, except in the event of a free look  surrender  or if an  Alternate  Withdrawal  Charge Rider is selected.
     Please see section 3a.

2.   ASSET-BASED  COMMISSIONS:  Under Commission Options A (for issues ages 81 -
     90 only), B, C and D, SBL will pay an asset-based  commission as of the end of each calendar month. The amount of the asset-based commission under each
     Option is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate  Contract Value of those Contracts sold under the applicable Commission Option for which Marketing Organization is the broker of record  and,  with  respect  to  Options  A, B and C only,  the  initial
     Purchase  Payment  is more  than 12  months  old.  For  Option D only,  the asset-based  commission  will be paid as of the end of the  first  calendar month of the Contract Date. On an annual basis, the asset-based  commission is  equal to the  amount  set  forth in the  Table  below.  No  asset-based commission  will be paid on  Contracts  that have  annuitized  under a life contingent  annuity  option.  An  Annuitization  Fee  may be  available  as discussed in paragraph 6.

                         ---------------------- ----------------------
COMMISSION OPTION           OPTION A               OPTION B
                         ---------------------- ----------------------
                         ---------- ----------- ---------- -----------
  OWNER ISSUE AGE          0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- -----------
                           0 bps      25 bps     25 bps      65 bps
                         ---------- ----------- ---------- -----------

                         ---------------------- ----------------------
COMMISSION OPTION           OPTION C               OPTION D
                         ---------------------- ----------------------
                         ---------- ----------- ---------- -----------
  OWNER ISSUE AGE         0 - 80      81 - 90    0 - 80      81 - 90
                           ONLY                   ONLY
                         ---------- ----------- ---------- -----------
                          45 bps      0 bps*     70 bps      0 bps*
                         ---------- ----------- ---------- -----------

* This Commission Option is not available for issue ages 81-90.

3.   ALTERNATE  WITHDRAWAL  CHARGE RIDER:  For a Contract sold with an Alternate
     Withdrawal   Charge  Rider,  the  commission  and  asset-based   commission
     schedules  set forth  above do not  apply.  The  following  commission  and asset-based  commission  schedules  will  apply in lieu of those  set forth above if an Alternate  Withdrawal Charge Rider is in effect.  The following commission rates are applicable based upon the Alternate  Withdrawal Charge
     Rider selected.  The amount of commission and asset-based commission varies based  upon the  Duration  set  forth  below,  which is  measured  from the
     Contract Date.

----------------------- ------------------------------- -------------- ----------------
 ALTERNATE WITHDRAWAL                                     UP FRONT       ASSET-BASED
     CHARGE RIDER                  DURATION              COMMISSION*    COMMISSION**
----------------------- ------------------------------- -------------- ----------------
       0 - year                 0 - 12 months               2.00%           0 bps
----------------------- ------------------------------- -------------- ----------------
                           13 months and thereafter         0.00%          100 bps
----------------------- ------------------------------- -------------- ----------------
      3 - years                 0 - 12 months               3.00%           0 bps
----------------------- ------------------------------- -------------- ----------------
                                13 - 24 months              2.00%          25 bps
----------------------- ------------------------------- -------------- ----------------
                                25 - 36 months              1.00%          25 bps
----------------------- ------------------------------- -------------- ----------------
                           37 months and thereafter         0.00%          100 bps
----------------------- ------------------------------- -------------- ----------------

     * The  commission  is equal to the  applicable  percentage of each Purchase
     Payment  written  by  Marketing  Organization  based  upon  the  applicable
     Alternate Withdrawal Charge Rider in effect.

     ** The amount of the monthly asset-based commission is equal to 1/12 of the applicable  percentage  set forth in the table  above  times the  aggregate
     Contract  Value of those  Contracts  sold  under the  applicable  Alternate
     Withdrawal  Charge Rider for which Marketing  Organization is the broker of record.

3A.  COMMISSION CHARGEBACK PROVISION WITH ALTERNATE WITHDRAWAL CHARGE RIDER: The
     following chargeback  provisions apply in connection with any Contract with an Alternate  Withdrawal  Charge Rider in effect. In the event of a partial withdrawal during the first 18 months of the Contract that exceeds the Free
     Withdrawal  amount  as  defined  below,  SBL  will  chargeback  100% of the commissions paid in connection with any withdrawal  amount that exceeds the
     Free Withdrawal  Amount.  The Free Withdrawal  amount is equal in the first
     Contract Year, to 10% of purchase payments made during the year and, in any subsequent  Contract  Year, to 10% of Contract Value as of the first day of that Contract Year.

     In the event of a free look surrender,  or a full withdrawal or death claim in the first 18 months of a Contract  with an Alternate  Withdrawal  Charge
     Rider in  effect,  SBL will  charge  back 100% of the  commissions  paid in connection with the Contract.

4.   CONTRACT  DATE:  For the  purpose  of this  Commission  Schedule,  the term
     "Contract Date" shall be the date the first purchase payment is credited to the Contract,  and the term  "Contract  Year" is each  twelve-month  period measured from the Contract Date.

5.   DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission  Schedule applies the death benefit to one of the annuity  options under the Contract,  no commission  will be payable upon such  application.  An Annuitization Fee may be available as discussed in paragraph 6.

6.   ANNUITIZATION:   An   Annuitization   Fee  will  be  paid  to  a  Marketing
     Organization  which  secures  from  the  Contract  Owner  (or  his  or  her beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly  assists the client and SBL in such settlement.  The  Annuitization Fee will be equal to
     4% of the amount applied to a fixed life  contingent  annuity option and 2%
     of the amount applied to a variable life contingent annuity option.

7.   CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding any other provision of the
     Agreement to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice,  to change,  modify or  discontinue  the  commissions,  asset-based  commissions  or any  other compensation  payable under this  Commission  Schedule.  However,  any such change  will  not  apply to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

8.   CHANGE OF DEALER:  A Contract Owner shall have the right to designate a new marketing  organization,  or  terminate  a marketing  organization  without designating a replacement, by sending written notice of such designation or termination  to  SBL.  Upon  written  notice  to SBL by  the  owner  of the designation  of a new  marketing  organization,  all  the  commissions  and asset-based commissions shall be payable to the new marketing organization.
     Upon  written  notice  to SBL by  the  Contract  Owner  of  termination  of
     Marketing  Organization,  without designating a new marketing organization,
     SBL shall cease paying commissions and asset based commissions to Marketing
     Organization.

9.   TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of termination of the
     Agreement for any reason,  all rights to receive  commissions,  asset-based commissions or other compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is met:  (i) the
     Agreement  has  been  in  force  for at  least  one  year;  (ii)  Marketing
     Organization is at the time such commissions are payable properly  licensed to receive such  commissions;  (iii)  Marketing  Organization  is providing service  to the  Contract  Owner  and  performing  its  duties  in a manner satisfactory to SBL; (iv) commissions paid to Marketing Organization in the previous  calendar  year  amounted  to at  least  $500;  and (v)  Marketing
     Organization  has not been  terminated,  nor a new  marketing  organization designated, by the Contract Owner as set forth in paragraph 8 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.                SECURITY BENEFIT LIFE
                                           INSURANCE COMPANY

By: GREGORY J. GARVIN                      By: GREGORY J. GARVIN
   ---------------------------------          ----------------------------------

Title: PRESIDENT                           Title: PRESIDENT
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